ADMINISTRATIVE PROCEEDING

FILE NO. 3-11858

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

August 5, 2005

In the Matter of CMKM DIAMONDS, INC. C/o Donald J. Stoecklein, Esq. 402 West Broadway, Suite 400 Emerald Plaza San Diego, CA 92101	ORDER GRANTING PETITION FOR REVIEW

Pursuant to Rule 411 of the Rules of Practice, 1/ the petition of CMKM Diamonds, Inc. for review of the administrative law judge’s initial decision 2/is granted.

It is ORDERED, pursuant to Rule 450(a) of the Rules of Practice, 3/ that a brief in support of the petition for review shall be filed by September 6, 2005. A brief in opposition shall be filed by October 6, 2005, and any reply brief shall be filed by October 20, 2005. 4/ Pursuant

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1/	17 C.F.F. § 201.411.

2/	CMKM Diamonds, Inc., Initial Decision Rel. No 291 (July 17, 2005), ___ SEC Docket.

3/	17 C.F.R. § 201.450(a).

4/

As provided by Rule 450(a), no briefs in addition to those specified in this schedule may be filed without leave of the Commission. Attention is called to Rules 150-153, 17 C.F.R. § 201.150-201.153, with respect to form and service, and Rule 450(b) and (c), with respect to content and length limitations. Requests for extensions of time to file briefs are disfavored.

to Rule 180(c) of the Rules of Practice, 5/ failure to file a brief in support of the petition may result in dismissal of this review proceeding as to that petitioner.

For the commission by the Office of General Counsel, pursuant to delegated authority.

Jonathan G. Katz
Secretary

/s/ J. Lynn Taylor

By: J. Lynn Taylor

Assistant Secretary

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5/	17 C.F.R. § 201.180 (c)

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